UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2023

_______________________________

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 8, 2023, 3D Systems Corporation (the “Company”) issued a press releases announcing the Company’s financial results for the first quarter ended March 31, 2023 (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 2.02 by reference. The information in this Item 2.02 (and in the Press Release) shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 8, 2023, the Company announced the next phase of its multi-faceted restructuring initiative intended to improve operating efficiencies throughout the organization and drive long-term value creation. This phase of the restructuring initiative includes a reduction of headcount by approximately 6% of the Company’s workforce, with the majority of the workforce reduction being made in Corporate and Business support functions that are predominantly located in the US and Europe. The headcount reduction is expected to be completed in the third quarter of 2023. The Company expects this initiative will reduce operating expenses by approximately $4.0 to $6.0 million in 2023 and provide annualized savings of approximately $9.0 million and $11.0 million beginning in 2024. The Company expects to incur cash charges in the range of $3.5 to $4.5 million predominantly related to severance costs. The Company may incur additional charges in 2024 as it finalizes all of the actions to be taken.

Certain of the foregoing statements are not statements of historical or current facts and are therefore forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the Company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the Company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s periodic filings with the SEC, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date hereof. The Company undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, accept as required by law.

Item 7.01. Regulation FD Disclosure.

On May 8, 2023, the Company issued a press release announcing the Company’s restructuring plan. A copy of this press release is furnished herewith as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

Included in the Press Release is an announcement that the Company plans to hold a conference call and webcast at 8:30 a.m., Eastern Time, on Tuesday, May 9, 2023, to discuss its first quarter March 31, 2023 financial results and other matters relating to the Company’s plans and operations. A copy of the Press Release, which contains additional information regarding how to access the conference call and webcast and how to listen to a recorded playback of the call after it is completed, is furnished herewith as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The slides to be presented on the webcast are furnished herewith as Exhibit 99.3 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (and in the Press Release, Exhibit 99.2 and Exhibit 99.3) shall not be deemed “filed” with the SEC for purposes of the Exchange Act, nor incorporated by reference in any registration statement filed by the Company under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by 3D Systems Corporation, dated May 8, 2023.
99.2	Press Release issued by 3D Systems Corporation, dated May 8, 2023, announcing restructuring plan.
99.3	Investor information to be presented by 3D Systems Corporation on May 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: May 9, 2023	By:	/s/ Michael Turner
Michael Turner
Executive Vice President and Chief Finance Officer